                            EXHIBIT A

                        VOTING AGREEMENT


    THIS AGREEMENT (the "Agreement"), dated as of July 15, 1996, is by and among Interphase Corporation, a Texas corporation (the "Company"), Philippe Oros, Xavier Sutter and Francois Lecerf. This Agreement relates to the issued and outstanding Common Stock, no par value (the "Common Stock"), of the Company currently owned and listed on Schedule A attached to this Agreement or which may be acquired by the Shareholders (the "Shares") (the parties hereto and any subsequent holders of any of the Shares are collectively referred to as the "Shareholders" and a "Shareholder" means any of the Shareholders).

                           WITNESSETH:

    WHEREAS, the Shareholders believe it is in their best interest to provide for the future voting of the Common Stock and desire to set forth their agreement with respect to voting the Common Stock;

    NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree and covenant as follows:

                            ARTICLE I

                             VOTING

    1.01. GENERAL AGREEMENT. The Shareholders hereby agree to take all action that may be necessary, and to cause their respective Shares to be voted in such a manner as, to carry out and enforce the terms and intent of this Agreement.

    1.02. VOTING. During the term of this Agreement, each Shareholder agrees that all his rights to vote the Shares shall be exercised by the then acting Chief Executive Officer of the Company or the person or persons the Chief Executive Officer of the Company may designate (the "Voting Person"), subject to the terms of this Agreement. In that regard, each Shareholder acknowledges and agrees that his Shares will be voted in accordance with the terms and conditions of this Agreement (including, but not limited to, Sections 1.03 and 1.07 of this Agreement) at all meetings of shareholders of the Company, annual and special, and whenever action is to be taken by the shareholders of the Company by written consent or otherwise, at all times during the term of this Agreement.

    1.03. MANNER OF VOTING. The Voting Person shall vote the Shares at all meetings and on all matters (including but not limited to the election of directors) upon which the holders of Common Stock of the Company are entitled to vote. The Voting Person shall vote the shares of Common Stock as the Voting Person, in his sole discretion, may deem in the best interests of the Company. Without limiting the generality of the foregoing, the Shareholders specifically agree that the Voting Person shall have the right to vote the Shares by written consent.

    1.04. LIABILITY OF VOTING PERSON. The Voting Person assumes no responsibility for any action taken by him or by any agent appointed by him as herein provided, and the Voting Person, whether or not acting under the advice of counsel, shall not incur or be under any responsibility or liability as shareholder, trustee, fiduciary or otherwise, by reason of any error or law, or of any matter or thing done or suffered or omitted to be done by the Voting Person under this Agreement, except for his own gross


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negligence or willful malfeasance.

    1.05. COMPENSATION AND EXPENSES. The Voting Person shall not be compensated for serving as such, but shall be reimbursed by the Company for reasonable expenses incurred by him in, or reasonably related to, the performance by him of his duties hereunder, including, without limitation, the fees, other expenses and disbursements of such attorneys, agents, and other persons as he may deem necessary or proper to retain or engage with respect to this agreement or as acting as Voting Person hereunder.

    1.06. OTHER RIGHTS OF SHAREHOLDERS. Except as contemplated by this Agreement, each Shareholder shall exercise the full rights of a Shareholder with respect to the Shares registered in his name, subject to any applicable laws or any other written agreements entered into by such Shareholder.

    1.07. IRREVOCABLE PROXY. To enable the Voting Person to exercise the power to vote the Shares as provided herein, each Shareholder agrees to execute and deliver to the Voting Person simultaneously with the execution of this Agreement an irrevocable proxy in the form attached hereto as Schedule 1.07. THE PROXY GRANTED PURSUANT TO THIS AGREEMENT BY EACH OF THE SHAREHOLDERS TO THE VOTING PERSON IS IRREVOCABLE AND SHALL BE DEEMED COUPLED WITH AN INTEREST PURSUANT TO ARTICLE 2.29(C)(5) OF THE TEXAS BUSINESS CORPORATION ACT AND SHALL BE VALID DURING THE ENTIRE TERM OF THIS AGREEMENT, WHICH SHALL BE MORE THAN ELEVEN (11) MONTHS FROM THE DATE OF THIS AGREEMENT.

                           ARTICLE II

                     LEGEND ON CERTIFICATES

    The parties hereto agree that all certificates representing all Shares which at any time are subject to the provisions of this Agreement shall have conspicuously endorsed upon them a legend substantially to the following effect:

    The shares of stock represented by this certificate are subject to a Voting Agreement dated as of July 15, 1996, a copy of which is on file at the principal office of the Company.

                           ARTICLE III

                            REMEDIES

    3.01. DEFENSES. Each Shareholder agrees and acknowledges that each restriction, covenant and agreement set forth herein constitutes a separate agreement independently supported by good and adequate consideration. The existence of any claim or cause of action of any Shareholder against the Company or any other Shareholder, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or the other Shareholders of the restrictions, covenants and agreements contained in this Agreement.

    3.02. SPECIFIC ENFORCEMENT. Each Shareholder acknowledges and recognizes that a violation or threatened violation by him of the restrictions, agreements or covenants contained in this Agreement will cause such damage to the Company and the other Shareholders as will be irreparable and that the Company and the other Shareholders will have no adequate remedy at law for such violation or threatened violation. Accordingly, each party hereto agrees that the Company and the other Shareholders jointly and

Voting Agreement                                            Page 2

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severally shall be entitled as a matter of right to seek and obtain an injunction from any court of competent jurisdiction, restraining any further violation or threatened violation of such restrictions, agreements or covenants and granting mandatory relief compelling such offender to carry out his obligations hereunder. Such right to injunctive and mandatory relief shall be cumulative and in addition to whatever other remedies the Company or the other Shareholders may have at law or in equity.

    3.03. SEVERABILITY AND REFORMATION. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

    3.04. ATTORNEYS' FEES. If any legal action is brought by any party hereto to enforce the terms and conditions of this Agreement, it is expressly agreed that the party in whose favor a final judgment is entered shall be entitled, in addition to any other relief which may be awarded, to recover from the other party or parties its reasonable attorneys' fees, together with such prevailing party's other costs and reasonable and necessary expenses incurred in connection with such litigation.

                           ARTICLE IV

                              TERM

    Unless sooner terminated by written agreement of the parties hereto, this Agreement shall terminate on December 31, 1998.


                            ARTICLE V

                    MISCELLANEOUS PROVISIONS

    5.01. NOTICES. All notices, consents, demands, requests, approvals or other communications which are required or permitted to be given to the parties hereto shall be in writing and shall be deemed to have been duly given when actually delivered, return receipt requested, first class, postage prepaid, to the parties at the following addresses:

If to the Company:     Interphase Corporation
                       13800 Senlac
                       Dallas, Texas  75234
                       Attention: R. Stephen Polley

If to a Shareholder:   At the address listed beneath the Shareholder's
                       name on Schedule A.

    The above addresses may be changed only by giving written notice of such change of address to the Company.

Voting Agreement                                            Page 3

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    5.02.  CONSTRUCTION.  The use of the singular number shall include the plural, and the plural number shall include the singular wherever appropriate.

    5.03. GENDER. The use of any gender in this Agreement shall be deemed to be or include the other gender wherever appropriate.

    5.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS AGREEMENT IS PERFORMABLE IN, AND VENUE OF ANY ACTION RELATING TO OR PERTAINING TO THIS AGREEMENT SHALL LIE IN, DALLAS COUNTY, TEXAS.

    5.05. INUREMENT; TRANSFERS. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. To the extent applicable, each Shareholder agrees to insert in his will a direction and an authorization to his executor to fulfill and comply with the provisions hereof. The Company and any transferring Shareholder shall cause any transferee of any Shares to execute a consent, in the form attached hereto as Schedule 5.05, agreeing to be bound by the provisions of this Agreement.

    5.06. AMENDMENT. This Agreement may only be amended by written consent of all the parties to this Agreement at the time of such amendment.

    5.07. HEADINGS. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

    5.08. SPOUSES AS PARTIES. The parties hereto agree that, if applicable, the spouse of each Shareholder shall be deemed to be a party to this Agreement, shall be bound by all of terms and conditions hereof and shall so signify by executing this Agreement.

    5.09. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

    5.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original hereof, but all of which shall constitute one and the same document.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  INTERPHASE CORPORATION


                                  By:
                                      ------------------------------
                                      Robert L. Drury, Chief
                                      Financial Officer and
                                      Vice President Finance



                                  ---------------------------------
                                  Philippe Oros


Voting Agreement                                            Page 4

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                                  ---------------------------------
                                  Xavier Sutter


                                  ---------------------------------
                                  Francois Lecerf

GW03\258046




Voting Agreement                                            Page 5

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                           SCHEDULE A




Name and Address of Shareholder            Number of Shares
- -------------------------------            ----------------
Philippe Oros                                   253,411
41 Rue de Marnes
92410 Ville Davrau, France

Xavier Sutter                                   126,960
163 Rue Armand Silvestre
92400 Courdevoie, France

Francois Lecerf                                  52,834
10 Square Bort Roual
75013 Paris, France

                          SCHEDULE 1.07

                              PROXY


    BY EXECUTION HEREOF, and in accordance with the terms of that certain Voting Agreement dated July 15, 1996, by and among Interphase Corporation, a Texas corporation (the "Company"), and Philippe Oros, Xavier Sutter, Francois Lecerf, Schroder Ventures French Enterprise Fund LPI (USA), Schroder Ventures French Enterprise UKLP (UK) and Schroder Ventures Holding Limited (UK), the undersigned shareholder of the Company hereby constitutes and appoints R. Stephen Polley, Chief Executive Officer of the Company, as Attorney and Proxy of such shareholder, to exercise the right to vote or consent to shareholder action with respect to all stock owned by such shareholder, at any and all meetings of the shareholders, of the Company or whenever action needs to be taken by the shareholders of the Company, by written consent or otherwise, upon any business or matter that may properly come before any such meeting or may properly be determined by a written consent of or otherwise by the shareholders of the Company. THE PROXY GRANTED HEREBY TO R. STEPHEN POLLEY IS IRREVOCABLE AND SHALL BE DEEMED COUPLED WITH AN INTEREST PURSUANT TO ARTICLE 2.29(C)(5) OF THE TEXAS BUSINESS CORPORATION ACT, AND SHALL BE VALID DURING THE ENTIRE TERM OF THE VOTING AGREEMENT, WHICH SHALL IN ANY EVENT BE MORE THAN ELEVEN MONTHS FROM THE DATE OF EXECUTION OF SUCH VOTING AGREEMENT. The proxy granted herein may not be revoked by any shareholder except upon termination of the Voting Agreement as provided in Article IV thereof.

    Dated as of July 15, 1996.


                   ______________________________________________

                          SCHEDULE 5.05

                             CONSENT

    The undersigned, having acquired shares of Common Stock, no par value, of Interphase Corporation, a Texas corporation (the "Company"), hereby agrees to be bound by the terms and conditions of the Voting Agreement, dated as of July 15, 1996, among the Company and the Shareholders therein named, the form of which is attached hereto, as if the undersigned had been a party to, and a "Shareholder" as defined in, such Voting Agreement as of the date thereof.




Name:
      ---------------------------------------

Signature:
           ----------------------------------

Address:
         ------------------------------------

         ------------------------------------

No. of Shares:
               ------------------------------

Spouse's Name:
               ------------------------------

Spouse's Signature:
                    -------------------------


Voting Agreement                                            Page 8